EXHIBIT 23.1

Deloitte &
    Touche
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              Deloitte & Touche LLP                    Telephone: (415) 247-4000
              50 Fremont Street                        Facsimile: (415) 247-4329
              San Francisco, California  94105-2230



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of The Chalone Wine Group, Ltd. on Form S-8 of our report dated May 18, 1998, appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the year ended March 31, 1998.


June 8, 1999
DELOITTE & TOUCHE LLP
San Francisco, California

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